UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 18, 2017

CITRIX SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27084	75-2275152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 West Cypress Creek Road Fort Lauderdale, Florida		33309
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 267-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Chairman Agreement:

On January 18, 2017, Citrix Systems, Inc. (the “Company”) entered into an Employment Agreement with Robert M. Calderoni, the Company’s current Executive Chairman, to reflect the terms of Mr. Calderoni’s employment with the Company during a two-year transition period. The Board of Directors and the Chief Executive Officer of the Company believe that it is in the best interests of the shareholders of the Company for Mr. Calderoni to remain in the role of Executive Chairman through December 31, 2018, and thereafter serve on the Company’s Board of Directors as a non-management director with compensation that is consistent with that of the independent directors of the Company.

The Employment Agreement is effective as of January 31, 2017 and has a term that ends on December 31, 2018, subject to Mr. Calderoni’s re-election to the Board of Directors by the stockholders of the Company. The Employment Agreement provides for Mr. Calderoni to be paid an annual base salary of $500,000. Mr. Calderoni will not participate in the Company’s executive variable cash compensation program. Under the terms of the Employment Agreement, Mr. Calderoni will receive a restricted stock unit award with an aggregate value of $8,000,000, representing an award vesting over calendar year 2017 with a value of $5,000,000 and an award vesting over calendar year 2018 with a value of $3,000,000. Mr. Calderoni also will be entitled to participate in all employee benefit plans or programs of the Company generally available to its senior executives.

In the event that Mr. Calderoni’s employment is terminated without “cause” or if he resigns his position for “good reason” within the 18-month period following a “change in control” (each as defined in the Employment Agreement), he will be entitled to receive: (i) a lump sum payment equal to 150% of his annual base salary; (ii) continued health insurance coverage for 18 months; and (iii) accelerated vesting of the unvested portion of the restricted stock unit award described above. The foregoing severance payments and benefits under the Employment Agreement are subject to the execution of a separation and release agreement by Mr. Calderoni containing, among other provisions, a general release of claims in favor of the Company. The Employment Agreement does not provide for any tax gross-up payments.

The foregoing summary of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Senior Executive Agreements:

On January 19, 2017, the Company entered into Executive Agreements with certain members of its senior executive team, including David J. Henshall, the Company’s Executive Vice President, Chief Operating Officer and Chief Financial Officer, and Carlos E. Sartorius, Executive Vice President, Worldwide Sales and Services, both of whom were among the named executive officers listed in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on April 29, 2016. The Executive Agreements extend certain severance benefits of certain executives, including Messrs. Henshall and Sartorius, under their existing Incentive Agreements, which expire in accordance with their terms on January 25, 2017, and require executives to comply with additional provisions protective of Company interests to be eligible to receive the severance benefits. The Executive Agreements also supersede the executive’s existing Change in Control Agreements by consolidating the benefits under those agreements into a single agreement with the Company. The Board of Directors and the Chief Executive Officer of the Company believe that it is in the best interests of the shareholders of the Company to extend the severance benefits of certain executives under their expiring Incentive Agreements.

The Executive Agreements have a term of three years and automatically renew for one-year periods, unless written notice of non-renewal is given by either party at least 180 days prior to the end of the term. Under the Executive Agreements, if an executive’s employment is terminated by the Company without “cause” or by the executive for “good reason” (each as defined in the Executive Agreement), he will receive a severance amount equal to the sum of his then current annual base salary plus the higher of (i) the percentage of his annual base salary represented by his current annual variable cash compensation opportunity or (ii) the amount of variable cash compensation paid to him for the fiscal year prior to termination. In such event, the executive also will (i) vest in that portion of his equity awards with time-based vesting that would have vested within the 12-month period following his date of termination, (ii) be entitled to continued health insurance coverage in accordance with the provisions of COBRA for 12 months following his date of termination, and (iii) receive 12 months of executive-level outplacement services.

In addition, the Executive Agreements provide for certain benefits in the event that the executive’s employment is terminated following a change in control of the Company substantially consistent with the executive’s former Change in Control Agreements. In the event that an executive’s employment is terminated without “cause” or if he resigns his position for “good reason” within the 12-month period following a “change in control” (each as defined in the Executive Agreement), he will be entitled to receive: (i) a lump sum payment equal to 150% the sum of (a) his annual base salary and (b) his variable cash compensation target for the then current fiscal year; (ii) continued health coverage for 18 months; (iii) accelerated vesting of the unvested portion of any equity awards; and (iv) 18 months of executive-level outplacement services. In the case of unvested equity awards with performance-based vesting, each award will be deemed earned at the time of the change in control based on actual achievement of the relevant performance metric; provided, however, that the shares deemed earned will remain subject to time-based vesting over the remaining measurement period, subject to full vesting if the executive is terminated without cause or resigns for good reason following the change in control.

The severance payments and benefits described above are subject to the execution of a separation and release agreement containing, among other provisions, a general release of claims in favor of the Company. The Executive Agreements do not provide for any tax gross-up payments.

The foregoing summary of the Executive Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Executive Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated January 18, 2017, by and between Citrix Systems, Inc. and Robert M. Calderoni

10.2	Form of Executive Agreement with the Executive Officers of Citrix Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Date: January 20, 2017	By:	/s/ David J. Henshall
	Name:	David J. Henshall
	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated January 18, 2017, by and between Citrix Systems, Inc. and Robert M. Calderoni

10.2	Form of Executive Agreement with the Executive Officers of Citrix Systems, Inc.